The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-229414
Subject to Completion, Dated July 13, 2021
Preliminary Prospectus Supplement
To Prospectus dated January 29, 2019
20,041,646 Shares

Common Stock
The selling shareholders identified in this prospectus supplement are offering an aggregate of 20,041,646 shares of our common stock. We are not selling any shares of our common stock in this offering and will not receive any proceeds from the sale of shares by the selling shareholders.
Our common stock is listed on the New York Stock Exchange under the symbol “LB.” On July 12, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $76.56 per share.
Subject to the completion of this offering, we have agreed to purchase an aggregate of 10,000,000 shares of common stock from one of the selling shareholders at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount (the “Repurchase”). See “Summary—Recent Developments—Share Repurchase.” Following the completion of this offering and the Repurchase, the selling shareholders will have disposed of all of their shares of our common stock, other than 5,000,000 shares.
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 5 of the accompanying prospectus, under Item 1A in our Annual Report on Form 10-K for the year ended January 30, 2021 and under Item 1A in our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, which have been filed with the Securities and Exchange Commission and are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to the selling shareholders	$	$
(1)	See “Underwriting” for a description of the compensation payable to the underwriter.
The underwriter expects to deliver the shares against payment in New York, New York on or about July   , 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Book-Running Manager

J.P. Morgan

  , 2021

Prospectus Supplement
Prospectus
Neither we, the selling shareholders nor the underwriter have authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholders nor the underwriter take any responsibility for, and cannot assure you as to the reliability of, any other information that others may give you. The selling shareholders and the underwriter are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of our common stock. The second part, the accompanying prospectus, dated January 29, 2019, gives more general information, some of which may not apply to this offering.
This prospectus supplement and the information incorporated by reference into this prospectus supplement may add to, update or change the information in the accompanying prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates.
If information in this prospectus supplement varies in any way from the information in the accompanying prospectus or in a document we have incorporated by reference, you should rely on the information in the more recent document.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein as listed below, in making your investment decision.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriter, to subscribe to or purchase any of our common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
For investors outside of the United States: neither we, the selling shareholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” “L Brands” and the “Company” refer to L Brands, Inc. and its subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.
S-ii

AVAILABLE INFORMATION
We file reports and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, and such website is located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by L Brands, Inc. (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).
The following documents filed with the SEC are incorporated by reference into this prospectus supplement:
(a)	Annual Report on Form 10-K for the year ended January 30, 2021, as filed on March 19, 2021;
(b)	Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, as filed on June 3, 2021;
(c)	Current Reports on Form 8-K, as filed on May 11, 2021, May 19, 2021 (under Item 5.02 and the related Item 9.01), May 24, 2021, June 17, 2021, July 1, 2021, July 9, 2021 and July 13, 2021; and
(d)
The portions of our Definitive Proxy Statement on Form 14A, as filed on April 8, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the year ended January 30, 2021, as filed on March 19, 2021.

The preceding list of documents incorporated by reference into this prospectus supplement supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation of Documents by Reference.”
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
L Brands, Inc.
Three Limited Parkway
P.O. Box 16000 Columbus, Ohio 43216
(614) 415-6400
S-iii

FORWARD-LOOKING STATEMENTS
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus supplement, incorporated by reference into this prospectus supplement or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus supplement, incorporated by reference into this prospectus supplement or otherwise made by our company or our management:
•	the Separation (as defined below) may not be consummated within the anticipated time period or at all;
•	our business may be disrupted in connection with the proposed Separation and we could lose revenue as a result of such disruption;
•	the Separation may not be tax-free for U.S. federal income tax purposes;
•
a loss of synergies from separating the businesses pursuant to the Separation could negatively impact the balance sheet, profit margins or earnings of both businesses or the companies resulting from the Separation may not realize all of the expected benefits of the Separation;

•	the combined value of the common stock of the two publicly-traded companies may not be equal to or greater than the value of our common stock had the Separation not occurred;
•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•	the seasonality of our business;
•	divestitures or other dispositions, including the Separation and related operations and contingent liabilities from businesses that we have divested;
•	difficulties arising from turnover in company leadership or other key positions;
•	our ability to attract, develop and retain qualified associates and manage labor-related costs;
•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•	our ability to grow through new store openings and existing store remodels and expansions;
•	our ability to successfully operate and expand internationally and related risks;
•	our independent franchise, license and wholesale partners;
•	our direct channel businesses;
•	our ability to protect our reputation and our brand images;
•	our ability to attract customers with marketing, advertising and promotional programs;
•	our ability to maintain, enforce and protect our trade names, trademarks and patents;
•	the highly competitive nature of the retail industry and the segments in which we operate;
•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
S-iv

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•	political instability, environmental hazards or natural disasters;
•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
•	duties, taxes and other charges;
•	legal and regulatory matters;
•	volatility in currency exchange rates;
•	local business practices and political issues;
•	potential delays or disruptions in shipping and transportation and related pricing impacts;
•	disruption due to labor disputes; and
•	changing expectations regarding product safety due to new legislation;
•	our geographic concentration of vendor and distribution facilities in central Ohio;
•	fluctuations in foreign currency exchange rates;
•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•	fluctuations in product input costs;
•	our ability to adequately protect our assets from loss and theft;
•	fluctuations in energy costs;
•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•	claims arising from our self-insurance;
•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•	our ability to maintain the security of customer, associate, third-party and company information;
•	stock price volatility;
•	our ability to pay dividends and related effects;
•	shareholder activism matters;
•	our ability to maintain our credit rating;
•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•	our ability to comply with regulatory requirements;
•	legal and compliance matters; and
•	tax, trade and other regulatory matters.
S-v

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus supplement or incorporated by reference into this prospectus supplement to reflect circumstances existing after the date of this prospectus supplement or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found under the heading “Risk Factors” in this prospectus supplement and page 5 of the accompanying prospectus, under Item IA in our Annual Report on Form 10-K for the year ended January 30, 2021 and under Item 1A in our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, which have been filed with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus.
MARKET AND INDUSTRY DATA
Market and industry data and forecasts used in this prospectus supplement or incorporated by reference into this prospectus supplement have been obtained from independent industry sources. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement or incorporated by reference into this prospectus supplement.
NON-GAAP FINANCIAL MEASURES
We have included earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (and ratios derived therefrom) in this prospectus supplement, which is a non-GAAP financial measure. We believe that the presentation of EBITDA enhances an investor’s understanding of our financial performance. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. However, EBITDA should not be viewed as an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, our presentation of EBITDA in this prospectus supplement may not be comparable to similarly titled measures of other companies.
S-vi

SUMMARY
This summary highlights the information contained elsewhere in this prospectus supplement or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the documents incorporated by reference herein as well as the accompanying prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus supplement. Unless otherwise indicated, financial information included in or incorporated by reference into this prospectus supplement is presented on a historical basis.
Our Company
We operate the Bath & Body Works, Victoria’s Secret and PINK retail brands in the highly competitive specialty retail business. Founded in 1963 in Columbus, Ohio, we have evolved from an apparel-based specialty retailer to a segment leader focused on home fragrance products, body care, soaps and sanitizers, women’s intimate and other apparel, and personal and beauty care products. We sell our merchandise through company-operated specialty retail stores in the United States (“U.S.”), Canada and Greater China, through international franchise, license and wholesale partners (collectively, “partners”) and through websites worldwide.
We are committed to establishing our Bath & Body Works business as a pure-play public company and are taking the necessary steps to prepare the Victoria’s Secret business, including PINK, to operate as a separate standalone company. On May 11, 2021, we announced that our Board of Directors (the “Board”) had unanimously approved a plan to separate the Company into two independent, public companies: Bath & Body Works and Victoria’s Secret, including PINK. On July 9, 2021, our Board approved the separation of the Victoria’s Secret business into an independent, publicly traded company. See “—Recent Developments—The Separation.”
Bath & Body Works
Bath & Body Works, which sells products under the Bath & Body Works, White Barn, C.O. Bigelow and other brand names, is one of the leading specialty retailers of body care, home fragrance products, soaps and sanitizers. We operate more than 1,750 Bath & Body Works stores in the U.S. and Canada and online at www.BathandBodyWorks.com. Additionally, Bath & Body Works has more than 295 stores in more than 30 other countries operating under franchise, license and wholesale arrangements.
Victoria’s Secret
Victoria’s Secret, including PINK, is a specialty retailer of women’s intimate and other apparel with fashion-inspired collections and prestige fragrances. We operate more than 925 Victoria’s Secret and PINK stores in the U.S., Canada and Greater China as well as online at www.VictoriasSecret.com and www.PINK.com. Additionally, Victoria’s Secret and PINK have more than 455 stores in more than 70 countries operating under franchise, license and wholesale arrangements.
Our Strengths
We believe the following competitive strengths contribute to our leading market position, differentiate us from our competitors, and will drive future growth:

Industry Leading Brands
We have developed and operate brands that allow us to target markets across the economic spectrum, across demographics and across the world. We believe that our three brands, Bath & Body Works, Victoria’s Secret and PINK, are highly recognizable, which provides us with a competitive advantage.
•	Bath & Body Works caters to our customers’ entire well-being, providing shower gels and lotions, aromatherapy, home fragrance, soaps and sanitizers and body care accessories.
•
At Victoria’s Secret, we market fashionable product lines to our customers. While bras and panties are the core of what we do, this brand also gives our customers choices in beauty products, fragrances, sleepwear, loungewear, athletic attire, swimwear and personal care accessories.

•
At PINK, we market products to the college-aged woman. While bras and panties are the core of what we do, this brand also gives our customers choices in apparel, loungewear, athletic attire, swimwear and accessories.

In-Store Experience and Store Operations
We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing, music and our sales associates to reinforce the image represented by the brands.
Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy.
Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.
Digital Experience
In addition to our in-store experience, we strive to create a customer-centric digital platform that integrates the digital and physical brand experience. Our digital presence, including social media, our websites and our mobile applications, allows us to get to know our customers better and communicate with them anytime and anywhere.
Product Development, Sourcing and Logistics
We believe a large part of our success comes from frequent and innovative product launches, which include new fragrance and other product launches at Bath & Body Works, and bra launches at Victoria’s Secret and PINK. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Additionally, we believe that our sourcing and production functions have a long and deep presence in the key sourcing markets including those in the U.S. and Asia, which helps us partner with the best manufacturers to get high-quality products quickly.
Experienced and Committed Management Team
Our senior management team has a wealth of retail and business experience at L Brands, Inc. and other companies such as The Gap, Banana Republic, Ann Taylor, Loft, The Home Depot, Yum Brands, Ross Stores, Abercrombie & Fitch and Boots. We believe that we have one of the most experienced management teams in retail.

Strategy
We have a multi-year goal to increase sales and operating income by focusing on these key business priorities:
•	Grow our business in North America;
•	Extend our brand internationally; and
•	Focus on the fundamentals of our business.
We also continue to focus on:
•	Attracting and retaining top talent;
•	Maintaining a strong cash and liquidity position while optimizing our capital structure; and
•	Returning value to our shareholders.
The following is a discussion regarding certain of our key business priorities:
Grow our Business in North America
We see opportunities for meaningful growth in all our categories by focusing on product newness and innovation and expanding into under-penetrated markets and price segments. We will continue to invest in the Bath & Body Works White Barn store design, which continues to yield strong results. In 2021, we are forecasting approximately 50 new Bath & Body Works North America stores, almost entirely off-mall, partially offset by about 20 to 40 closures, principally in malls, resulting in net square footage growth of 3% to 4%.
We are focused on continued innovation and enhancements to our digital platforms and applications, and development of omni-channel capabilities that integrate our online presence with our stores. During 2020, we tested Buy Online, Pick Up in Store (“BOPIS”) at certain of our Bath & Body Works and Victoria’s Secret stores and expect to continue improving our online and in-store BOPIS experience during 2021.
Extend our Brand Internationally
We believe there is substantial opportunity for international growth. We have separate, dedicated teams that have taken a methodical, “test and learn” approach to expansion. We plan to expand our presence outside of North America by increasing the number of stores operated by our international partners.
Our partners opened 10 net new Bath & Body Works stores in 2020, bringing the total in the Middle East, Latin America, Southeast Asia and Europe to 288 stores. Additionally, our partners opened 16 new international digital sites. Our partners plan to open another 60 to 70 new international stores, increasing our store count by 21% to 24%, in 2021.
At Victoria’s Secret in 2021, our partners will continue to expand international digital operations with the opening of more than 20 websites. Additionally, in 2020, we entered into a joint venture with Next PLC for the Victoria’s Secret business in the U.K. and Ireland. We believe Next’s capabilities and experience in the U.K. market will provide meaningful growth opportunities for the business.
Focus on the Fundamentals of our Business
We are focused on the fundamentals of our business which include knowing our customers, focusing on core merchandise categories, inventory management, speed and agility, managing real estate and store selling and execution. In terms of speed and agility, we are focused on inventory discipline through lead-time reductions and in-season agility to increase sales and reduce promotional activity. In terms of real estate, we will continue to proactively and rigorously review our portfolio, and we will continue to open and close stores when we believe it makes sense to do so. We continue to optimize our store selling and execution by concentrating on a better store experience and developing, retaining and investing in talented, trained and productive store associates. In the direct businesses, we continue to focus on ensuring a positive customer experience on our websites and developing our fulfillment capacity in order to provide delivery times that meet our customers’ needs.

Recent Developments
The Separation
On July 9, 2021, our Board approved the separation of the Victoria’s Secret business into an independent, publicly traded company (the “Separation”) by means of a distribution of 100% of the outstanding common stock of Victoria’s Secret & Co. (“Victoria’s Secret”) on a pro rata basis to our existing shareholders, subject to certain conditions.
Victoria’s Secret was organized under the laws of the state of Delaware for the purpose of holding our Victoria’s Secret segment (including the subsidiary entities, employees, operations, assets and liabilities associated with the business) in connection with the Separation. Prior to the transfer of this business to Victoria’s Secret, which will occur following the closing of this offering, Victoria’s Secret will have no operations other than those incidental to its formation and preparation for the Separation. In connection with the Separation, we and Victoria’s Secret will undertake a series of internal reorganization transactions to facilitate the transfers of entities and the related assets and liabilities described above from us to Victoria’s Secret. In connection with the Separation, we will also enter into a number of agreements with Victoria’s Secret to govern the Separation and our relationship with Victoria’s Secret following the Separation. These agreements will provide for the allocation between Victoria’s Secret and us of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation and will govern certain relationships between Victoria’s Secret and us after the Separation.
The distribution of Victoria’s Secret’s shares is expected to be completed after the market close on August 2, 2021, with L Brands’ shareholders receiving one share of Victoria’s Secret common stock for every three shares of L Brands common stock held at the close of business on the record date of July 22, 2021 (the “Distribution”). Only L Brands stockholders as of the close of business on the record date will receive Victoria’s Secret shares in the Distribution. The Distribution is subject to the satisfaction of certain conditions, including the following, which may be satisfied or waived by us in our sole discretion:
•
the restructuring and financing transactions contemplated by the separation and distribution agreement for the Separation (the “Separation and Distribution Agreement”), including the payment by Victoria’s Secret to L Brands of approximately $977.0 million from the cash proceeds of certain Victoria’s Secret debt financing transactions, less fees and expenses (the “LB Cash Payment”), will each have been completed, and L Brands shall be satisfied in its sole and absolute discretion that, as of the effective time of the Distribution, it shall have no liability whatsoever under such debt financing transactions;

•	the L Brands Board will not have abandoned the Distribution or terminated the Separation and Distribution Agreement between L Brands and Victoria’s Secret, at any time prior to the Distribution;
•
the SEC will have declared effective the registration statement on Form 10 under the Exchange Act of Victoria’s Secret (the “Form 10”), no stop order suspending the effectiveness of the Form 10 will be in effect and no proceedings for such purpose will have been instituted or threatened by the SEC, and the related information statement (the “Information Statement”), or a notice of Internet availability thereof, will have been mailed to the holders of L Brands common stock as of the record date for the Distribution;

•
all actions and filings necessary or appropriate under applicable federal, state or other securities laws or “blue sky” laws and the rules and regulations thereunder will have been taken or made and, where applicable, become effective or accepted;

•
the Victoria’s Secret Board of Directors, as named in the Information Statement, will have been duly elected, and the amended and restated certificate of incorporation and amended and restated bylaws of Victoria’s Secret, will be in effect;

•	each of the ancillary agreements contemplated by the Separation and Distribution Agreement will have been executed and delivered by the parties thereto;
•
L Brands will have received the opinion of tax counsel (which will not have been revoked or modified in any material respect), reasonably satisfactory to L Brands, to the effect that, for U.S. federal income tax purposes, (i) the Distribution, together with certain related transactions, will qualify as a generally tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code, as

amended (the “Code”) and a generally tax-free distribution within the meaning of Section 355 of the Code, and (ii) the distribution by L Brands of the proceeds from the LB Cash Payment to its creditors in retirement of outstanding L Brands indebtedness or to L Brands stockholders in repurchase of, or as a distribution with respect to, shares of L Brands common stock, should qualify as money distributed to L Brands creditors or stockholders in connection with the reorganization for purposes of Section 361(b) of the Code;
•
an independent appraisal firm acceptable to L Brands will have delivered one or more opinions to the L Brands Board concerning the solvency and capital adequacy matters of each of (a) L Brands and its subsidiaries prior to the consummation of the Distribution and (b) L Brands and its subsidiaries and Victoria’s Secret and its subsidiaries after consummation of the Distribution, and such opinions will be acceptable in form and substance to the L Brands Board in its sole and absolute discretion and such opinions will not have been withdrawn or rescinded;

•
no applicable law will have been adopted, promulgated or issued that prohibits the consummation of the Distribution or any of the other transactions contemplated by the Separation and Distribution Agreement or an ancillary agreement contemplated by the Separation and Distribution Agreement;

•	any material governmental approvals and consents and any material permits, registrations and consents from third parties, in each case, necessary to effect the Distribution, will have been obtained;
•
no event or development will have occurred or exist that, in the judgment of the L Brands Board, in its sole and absolute discretion, makes it inadvisable to effect the Distribution or any of the other transactions contemplated by the Separation and Distribution Agreement or an ancillary agreement contemplated by the Separation and Distribution Agreement; and

•	certain other necessary actions to complete the Separation will have occurred.
The fulfillment of the foregoing conditions will not create any obligations on our part to effect the Separation, and our Board has reserved the right, in its sole discretion, to abandon, modify or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the date on which the Distribution occurs. We cannot assure you that all of the conditions will be satisfied or waived, and we cannot assure you that the Separation will occur on the timeline contemplated or at all. In addition, there is currently no existing public market for Victoria’s Secret common stock, and even if the Separation occurs, we cannot assure you that an active public market will ever develop. For these and other reasons, any value ascribed to the Victoria’s Secret common stock is highly speculative and an investment decision in our common stock should be based solely on an evaluation of the Company, its business and its prospects, and the terms of this offering.
The foregoing discussion of the Separation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy Victoria’s Secret common stock.
Share Repurchase
On July 13, 2021, we entered into a stock repurchase agreement with the selling shareholders, pursuant to which we have agreed, subject to the completion of this offering and other customary closing conditions, to purchase an aggregate of 10,000,000 shares of common stock from one of the selling shareholders at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount. Following this offering and the Repurchase, the selling shareholders will have disposed of all of their shares of our common stock, other than 5,000,000 shares.
Closing of the Repurchase is conditioned on, and is expected to occur immediately after, the completion of this offering and is subject to other customary closing conditions. The shares purchased by us in the Repurchase will thereafter cease to be outstanding and will be cancelled. We currently intend to use cash on hand to fund the Repurchase. The selling shareholders have agreed to reimburse us for certain of our expenses in connection with the Repurchase in the aggregate amount of $5.0 million.
The Repurchase is part of our $1.5 billion share repurchase authorization announced on July 13, 2021, which replaced our prior share repurchase program authorized by our Board in March 2021.
As of June 30, 2021, the selling shareholders owned approximately 12.7% of the issued and outstanding shares of our common stock. Following this offering and the Repurchase, the selling shareholders will have disposed of all of their shares of our common stock, other than 5,000,000 shares, representing approximately 1.8% of the issued and outstanding shares of our common stock.
Our History and Corporate Information
L Brands, Inc. was re-incorporated as The Limited, Inc. under the laws of Delaware in 1982 and changed its name to Limited Brands, Inc. in May 2002 and to L Brands, Inc. in March 2013. In connection with the Separation, the Company expects to change its name from L Brands, Inc. to Bath & Body Works, Inc.
Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230 and our telephone number is 614-415-7000. Our Internet site is www.lb.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

The Offering
Common stock to be offered by the selling shareholders
20,041,646 shares.
Stock repurchase
Subject to the completion of this offering and other customary closing conditions, we will purchase an aggregate of 10,000,000 shares of common stock from one of the selling shareholders at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount.
Common stock to be outstanding after this offering and the Repurchase
264,748,600 shares.
Use of proceeds
The selling shareholders will receive all of the proceeds from this offering, and we will not receive any proceeds from the sale of shares of common stock by the selling shareholders in this offering. See “Use of Proceeds.”
Risk factors
An investment in our common stock involves a high degree of risk. Potential investors should carefully consider the risk factors set forth under the heading “Risk Factors” of this prospectus supplement and page 5 of the accompanying prospectus, under Item 1A in our Annual Report on Form 10-K for the year ended January 30, 2021 and under Item 1A in our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, which have been filed with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, prior to making an investment decision regarding our common stock.
Dividend policy
We have historically paid quarterly cash dividends on our common stock. During the first quarter of 2020, following the payment of our first quarter dividend, we suspended our annual cash dividend, primarily to provide additional liquidity and financial flexibility to mitigate the impacts on our business resulting from the uncertainty caused by the global spread of the COVID-19 pandemic. In the second quarter of 2021, we reinstated a quarterly dividend on shares of our common stock of $0.15 per share. All dividends are declared at the discretion of our Board and depend on our earnings, our financial condition and other factors as our Board may deem relevant from time to time. Our Board is under no obligation or requirement to declare a dividend. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends, if any, or to increase our dividends over time.
New York Stock Exchange trading symbol
“LB.”
The number of shares of common stock to be issued and outstanding following the completion of this offering is based on 274,748,600 shares of common stock issued and outstanding as of June 30, 2021, after giving effect to the completion of the Repurchase, and excludes 8,912,039 shares of common stock issuable pursuant to outstanding awards under our shareholder approved equity compensation plans.

Summary Historical Consolidated Financial Data
The following table contains our summary consolidated historical information and other operating data for the years ended January 30, 2021, February 1, 2020 and February 2, 2019, and for the thirteen weeks ended May 1, 2021 and May 2, 2020. We have prepared the full year information from audited financial statements for the years ended January 30, 2021, February 1, 2020 and February 2, 2019. We have prepared the thirteen weeks information from our unaudited financial statements. In the opinion of our management, our unaudited financial statements were prepared on the same basis as our audited financial statements and contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information presented and may not necessarily be indicative of full year results. This information is only a summary and does not give effect to the Repurchase or the Separation. You should read it in conjunction with our historical consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
	Fiscal Year Ended			Thirteen Weeks Ended
	January 30, 2021	February 1, 2020	February 2, 2019	May 1, 2021	May 2, 2020
	(in millions)
Income statement data:
Net sales	$11,847	$12,914	$13,237	$3,024	$1,654
Costs of goods sold, buying and occupancy	(7,180)	(8,464)	(8,338)	(1,610)	(1,366)
Gross profit	4,667	4,450	4,899	1,414	288
General, administrative and store operating expenses	(3,087)	(3,472)	(3,563)	(842)	(606)
Impairment of goodwill	—	(720)	—	—	—
Loss on divestiture of La Senza	—	—	(99)	—	—
Operating income (loss)	1,580	258	1,237	572	(318)
Interest expense	(438)	(378)	(385)	(114)	(97)
Other income (loss)	(50)	(61)	5	(105)	3
Income (loss) before income taxes	1,092	(181)	857	353	(412)
Provision (benefit) for income taxes	248	185	213	76	(115)
Net income (loss)	$844	$(366)	$644	$277	$(297)
For additional information on items impacting the fiscal years ended January 30, 2021, February 1, 2020 and February 2, 2019, see the notes to the Consolidated Financial Statements included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for the year ended January 30, 2021 incorporated herein by reference. For additional information on items impacting the thirteen weeks ended May 1, 2021 and May 2, 2020 see the Notes to the Consolidated Financial Statements included in Item 1, Financial Statements, of our Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2021 incorporated herein by reference.
	As of
	January 30, 2021	February 1, 2020	February 2, 2019(a)	May 1, 2021	May 2, 2020
	(in millions)
Balance sheet data:
Cash and cash equivalents	$3,903	$1,499	$1,413	$2,807	$957
Total assets	11,571	10,125	8,090	10,546	9,439
Total debt	6,366	5,548	5,811	5,344	5,502
Total equity (deficit)	(661)	(1,495)	(865)	(533)	(1,858)
(a)	Amounts exclude the impacts of our adoption of Accounting Standards Codification 842, Leases.

	Fiscal Year Ended			Thirteen Weeks Ended
	January 30, 2021	February 1, 2020	February 2, 2019(a)	May 1, 2021	May 2, 2020
	(dollars in millions)
Other Data:
EBITDA	$2,051	$785	$1,789	$596	$(176)
Capital expenditures	$228	$458	$629	$65	$55
Net cash provided by (used for)
Operating activities	$2,039	$1,236	$1,377	$249	$(342)
Investing activities	$(219)	$(480)	$(609)	$(56)	$(60)
Financing activities	$610	$(666)	$(872)	$(1,291)	$(138)
Ratio of total debt to EBITDA	3.1x	7.1x	3.2x	—	—
Ratio of EBITDA to cash paid for interest	4.9x	2.2x	4.7x	—	—
(a)	Amounts exclude the impacts of our adoption of Accounting Standards Codification 842, Leases.
Reconciliation of Net Income (Loss) to EBITDA
	Fiscal Year Ended			Thirteen Weeks Ended
	January 30, 2021	February 1, 2020	February 2, 2019(a)	May 1, 2021	May 2, 2020
	(in millions)
Net income (loss)	$844	$(366)	$644	$277	$(297)
Interest expense	438	378	385	114	97
Income tax expense (benefit)	248	185	213	76	(115)
Depreciation and amortization	521	588	547	129	139
EBITDA	$2,051	$785	$1,789	$596	$(176)
(a)	Amounts exclude the impacts of our adoption of Accounting Standards Codification 842, Leases.
Stores and Associates at End of Period
	Fiscal Year Ended			Thirteen Weeks Ended
	January 30, 2021	February 1, 2020	February 2, 2019	May 1, 2021	May 2, 2020
Number of stores	2,669	2,920	2,943	2,681	2,897
Selling square feet (in thousands)	10,919	12,258	12,396	10,917	12,156
Number of associates	92,300	94,400	88,900	90,400	91,800

RISK FACTORS
In deciding whether to purchase our common stock, in addition to the risk factors set forth below, you should carefully consider the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended January 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, each of which is incorporated by reference herein, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Any of the risk factors could cause our operating results and financial condition to be materially adversely affected.
Risks Relating to the Separation
The proposed Separation and related operations could negatively impact our business, and contingent liabilities from the divestiture of such business could adversely affect our financial position and results of operations.
On July 9, 2021, our Board approved the Separation by means of a distribution of 100% of the outstanding common stock of Victoria’s Secret on a pro rata basis to our existing shareholders, subject to certain conditions. The Separation will be subject to final approval by our Board, effectiveness of the Form 10, execution of certain intercompany agreements and other customary conditions.
The Separation poses risks and challenges that could negatively impact our business. For example, we may be unable to complete the Separation within our anticipated timeframe or at all, and unanticipated developments could delay, prevent or otherwise adversely affect the Separation, including but not limited to market disruptions in general or financial market conditions. In addition, the Separation may impact our credit rating, dilute our earnings per share, have other adverse financial and accounting impacts and distract management. In addition, we may be required to indemnify the new Victoria’s Secret company against known and unknown contingent liabilities in connection with the Separation. Further, the Separation and certain related transactions may not qualify for their intended treatment as generally tax-free transactions for U.S. federal income tax purposes. The resolution of these contingencies may have a material effect on our financial position and results of operations. Uncertainty about the effect of the Separation on employees, commercial partners and vendors may have an adverse effect on us. These uncertainties may impair our ability to retain and motivate key personnel and could cause commercial partners, vendors and others that deal with us to defer or decline entering into contracts with us or seek to change existing business relationships with us. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the Separation, our business could be harmed. The Separation may cause disruption in our business and that disruption could result in a loss of revenue. If we are unable to complete the Separation, we will continue to be subject to the risks of operating such business. We may incur significant expenses and challenges in connection with the Separation, which may include expenses and challenges related to the separation of Victoria’s Secret from our current information technology environment. Further, the efforts related to the separation of the information technology environment will require significant resources that could impact our ability to keep pace with ongoing advancement of information technology needs of the business.
In addition, we may not be able to achieve the full strategic and financial benefits that are expected to result from the Separation and the anticipated benefits of the Separation are based on a number of assumptions, some of which may prove incorrect. For example, there is risk that as smaller, independent companies, the companies resulting from the Separation will be less diversified with a narrower business focus and may be more vulnerable to changing market conditions as well as the risk of takeover by third parties. There may be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses. Lastly, there is risk that that the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of the Company’s common stock had the Separation not occurred.
If the Separation occurs and the Distribution, together with certain related transactions, do not qualify as transactions that are tax-free for U.S. federal income tax purposes, we and/or holders of our common stock could be subject to significant tax liability.
If the Separation occurs, is intended that the Distribution, together with certain related transactions, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, and a distribution governed by Section 355 of the Code, and therefore will generally be tax-free to us and our shareholders. In addition, it is intended that certain restructuring steps undertaken by us in connection with the Separation generally will qualify as transactions that are tax-free for U.S. federal income tax purposes. The consummation of the Distribution and related transactions is conditioned upon our receipt of an opinion of Davis Polk & Wardwell LLP generally to the effect that such transactions will qualify for this intended tax treatment and that our use of proceeds from the LB Cash Payment should qualify as money distributed to our creditors or stockholders in connection with the “reorganization.” However, we cannot assure you that we will not waive such condition, in which case the Distribution could occur even if we do not receive an opinion of counsel regarding the intended tax treatment. In addition, the opinion will rely on certain representations, assumptions and undertakings, including those relating to the past and future conduct of our business and the conduct by Victoria’s Secret of the Victoria’s Secret business, and the opinion would not be valid if such representations, assumptions and undertakings were incorrect. Notwithstanding the opinion, the IRS could determine that the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings that were relied on for the opinion are false or have been violated, if it disagrees with the conclusions in the opinion, or for other reasons, including as a result of significant changes in the stock ownership of L Brands or Victoria’s Secret after the Distribution.
If the Distribution, together with certain related transactions, fails to qualify for tax-free treatment for any reason, we expect that we would recognize a material amount of taxable gain and incur a material tax liability, which could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, to the extent of our current or accumulated earnings and profits, holders of our common stock would be treated as having received a taxable dividend (generally subject to withholding at a 30% rate, in the case of a non-U.S. holder of our common stock) in an amount equal to the fair market value of Victoria’s Secret stock received in the Distribution.
Risks Relating to Our Common Stock
Our stock price may be volatile.
Our stock price may fluctuate substantially as a result of variations in our actual or projected performance or the financial performance of other companies in the retail industry. Any guidance that we provide is based on goals that we believe are reasonably attainable at the time guidance is given. If, or when, we announce actual results that differ from those that have been predicted by us, outside investment analysts or others, our stock price could be adversely affected. Investors who rely on these predictions when making investment decisions with respect to our securities do so at their own risk.
The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. In particular, our common stock may in the future be traded by short sellers which may put pressure on the supply and demand for our common stock, further influencing volatility in its market price. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance.
If we are unable to pay quarterly dividends at intended levels, our reputation and stock price may be impacted.
In March 2021, our Board of Directors reinstated our annual dividend at $0.60 per share, beginning with the quarterly dividend paid in June 2021. Our dividend program requires the use of a portion of our cash flow. Our ability to pay dividends will depend on our ability to generate sufficient cash flows from operations in the future. This ability may be subject to certain economic, financial, competitive and other factors that are beyond our control. Our Board of Directors may, at its discretion, decrease the level of dividends or entirely discontinue the payment of dividends at any time. Any failure to pay dividends after we have announced our intention to do so may negatively impact our reputation, investor confidence in us and our stock price.
Sales of our common stock in the public markets, including the sale of shares of our common stock by the selling shareholders in this offering, or the issuance of securities senior to our common stock, could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.
Sales of a substantial number of shares of our common stock in the public markets in this offering by the selling shareholders or sales of our common stock in future offerings, or the perception that such sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, as consideration in acquisitions, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.
Additional issuances of equity securities would dilute the ownership of existing shareholders and could reduce our earnings per share.
We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. To the extent we issue additional equity securities, the ownership of our existing shareholders would be diluted and our earnings per share could be reduced.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our common stock, the price of our common stock could decline.
The trading market for our common stock will rely in part on the research and reports that industry or securities analysts publish about us or our business. We currently have research coverage by industry and securities analysts. If no or few analysts continue coverage of us, the trading price of our common stock would likely decrease. If one or more of the analysts covering our business downgrade their evaluations of our common stock, the price of our common stock could decline. If one or more of these analysts cease to cover our common stock, we could lose visibility in the trading market for our common stock, which in turn could cause our common stock price to decline.
Our actual financial results for the second quarter of our 2021 fiscal year may differ from the preliminary estimates and forward-looking projections we recently issued.
We recently issued certain preliminary estimates and forward-looking projections, including preliminary net sales data for the nine weeks ended July 3, 2021 and forward-looking projections with respect to earnings per share and operating income for the second quarter of our 2021 fiscal year. The preliminary net sales data and forward-looking projections we recently issued were based on information available to us at the time of issuance and incorporated a variety of assumptions, estimates and projections, including, among others, with regard to the impact of COVID-19. Our actual second quarter financial results will not be released until August 18, 2021, and the actual results we release will necessarily be influenced by future developments and other factors, many of which are difficult to predict and not within our control. We caution you not to place undue reliance on the preliminary net sales data and forward-looking projections we recently issued as actual results may differ, potentially materially, from those preliminary estimates and forward-looking projections.

DIVIDEND POLICY
We have historically paid quarterly cash dividends on our common stock. During the first quarter of 2020, following the payment of our first quarter dividend, we suspended our annual cash dividend, primarily to provide additional liquidity and financial flexibility to mitigate the impacts on our business resulting from the uncertainty caused by the global spread of the COVID-19 pandemic. In the second quarter of 2021, we reinstated a quarterly dividend on shares of our common stock of $0.15 per share. All dividends are declared at the discretion of our Board and depend on our earnings, our financial condition and other factors as our Board may deem relevant from time to time. Our Board is under no obligation or requirement to declare a dividend. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends, if any, or to increase our dividends over time.

USE OF PROCEEDS
The selling shareholders are selling all of the shares of common stock being sold in this offering. See “Selling Shareholders.”
Accordingly, we will not receive any proceeds from the sale of shares of our common stock by the selling shareholders in this offering. We will bear certain costs associated with the sale of the shares sold in this offering by the selling shareholders, other than the underwriting discount.

SELLING SHAREHOLDERS
The following table and the notes thereto set forth information regarding the beneficial ownership of our common stock by the selling shareholders as of June 30, 2021, and as adjusted to reflect the sale of the shares of common stock offered in this offering and the Repurchase. All information contained in the table and the notes below (other than the information regarding percentage of our common stock owned by the selling shareholders) is based upon the information provided to us by the selling shareholders, and we have not independently verified this information. When we refer to “selling shareholders” in this prospectus supplement, we mean the persons specifically identified in the table below. As of June 30, 2021, there were 274,748,600 shares of our common stock outstanding.
The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares voting power or investment power over the security (“investment power” includes the power to dispose of or to direct the disposition of such security). A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided, however, that if the person has the purpose or effect of changing or influencing the control of the issuer, such person may be deemed to be the beneficial owner of any securities that such person has the right to acquire at any time. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
	Beneficial Ownership Prior to this Offering and Repurchase			Beneficial Ownership After this Offering and Repurchase
Name of Selling Stockholder	Number of Shares(1)	Percent of All Shares	Shares of Common Stock Being Offered(2)	Number of Shares(3)	Percent of All Shares
Leslie H. Wexner and Abigail S. Wexner	35,041,646	12.7%	20,041,646	5,000,000	1.8%
(1)
Prior to this offering and the Repurchase comprised of (i) 127,567 shares held by The Linden East Trust; (ii) 3,611,181 shares held by The Linden West Trust; (iii) 1,081,741 shares held by The Wexner Family Charitable Fund (a not-for-profit corporation qualified under Internal Revenue Code Section 501(c)(3)); (iv) 141,515 shares held by The Beech Trust; (v) 352,941 shares held by Linden East II trust; (vi) 352,941 shares held by Linden West II trust; (vii) 343,166 shares held by Pine Trust; (viii) 343,166 shares held by Willow Trust; (ix) 343,166 shares held by Cedar Trust; (x) 343,166 shares held by Rose Trust; and (xi) 28,001,096 shares directly owned by Mr. Wexner. Mr. Wexner and Mrs. Wexner share voting and investment power with respect to shares held by The Linden East Trust, The Wexner Family Charitable Fund, The Beech Trust, Linden East II trust, Linden West II trust, Pine Trust, Willow Trust, Cedar Trust and Rose Trust, and share voting and investment power with Dennis Hersch with respect to the shares held by The Linden East Trust and The Linden West Trust. Mrs. Wexner disclaims beneficial ownership over shares held directly by Mr. Wexner.

(2)
Comprised of (i) 127,567 shares offered by The Linden East Trust; (ii) 3,611,181 shares offered by The Linden West Trust; (iii) 1,081,741 shares offered by The Wexner Family Charitable Fund; (iv) 141,515 shares offered by The Beech Trust; (v) 352,941 shares offered by Linden East II trust; (vi) 352,941 shares offered by Linden West II trust; (vii) 343,166 shares offered by Pine Trust; (viii) 343,166 shares offered by Willow Trust; (ix) 343,166 shares offered by Cedar Trust; (x) 343,166 shares offered by Rose Trust; and (xi) 13,001,096 shares offered by Mr. Wexner.

(3)	Subsequent to this offering and the Repurchase comprised of 5,000,000 shares directly owned by Mr. Wexner. Mrs. Wexner disclaims beneficial ownership over such shares held directly by Mr. Wexner.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a “non-U.S. holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:
•	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate;
•	an entity taxable as a foreign corporation; or
•	a foreign estate or trust.
If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion also does not discuss all of the potential U.S. federal income tax consequences of the Distribution, if it occurs, to non-U.S. holders. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock and of the Distribution (if it occurs), including the consequences under the laws of any state, local or foreign jurisdiction.
The Separation
If the Separation occurs, it is intended that the Distribution, together with certain related transactions, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code, and a distribution governed by Section 355 of the Code, and therefore will generally be tax-free to us and our shareholders. In addition, it is intended that certain restructuring steps undertaken by us in connection with the Separation generally will qualify as transactions that are tax-free for U.S. federal income tax purposes. The consummation of the Distribution and related transactions is conditioned upon our receipt of an opinion of Davis Polk & Wardwell LLP generally to the effect that such transactions will qualify for this intended tax treatment and that our use of proceeds from the LB Cash Payment should qualify as money distributed to our creditors or stockholders in connection with the “reorganization.” However, we cannot assure you that we will not waive such condition, in which case the Distribution could occur even if we do not receive an opinion of counsel regarding the intended tax treatment. In addition, the opinion will rely on certain representations, assumptions and undertakings, including those relating to the past and future conduct of our business and the conduct by Victoria’s Secret of the Victoria’s Secret business, and the opinion would not be valid if such representations, assumptions and undertakings were incorrect. Notwithstanding the opinion, the IRS could determine that the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings that were relied on for the opinion are false or have been violated, if it disagrees with the conclusions in the opinion, or for other reasons, including as a result of significant changes in the stock ownership of L Brands or Victoria’s Secret after the Distribution.
If the Distribution occurs and, together with certain related transactions, qualifies for the intended tax treatment, no income, gain or loss will be recognized by a non-U.S. holder upon the receipt of Victoria’s Secret common stock in the Distribution (other than gain or loss in respect of cash received in lieu of fractional shares of Victoria’s Secret common stock). If the Distribution, together with certain related transactions, does not qualify for the intended tax treatment, a non-U.S. holder receiving shares of Victoria’s Secret common stock in the Distribution would be treated as having a taxable distribution in an amount equal to the fair market value of the Victoria’s Secret common stock received, with the consequences described below under “─Dividends.”
Dividends
Distributions of cash or other property made in respect of our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “—Gain on Disposition of Common Stock.”
Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of Foreign Account Tax Compliance Act (“FATCA”) withholding taxes below. To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.
No amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a non-U.S. holder if the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) and the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
Gain on Disposition of Common Stock
Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable income tax treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•
the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•
we are or have been a United States real property holding corporation (as described below), at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information Reporting Requirements and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner
FATCA Withholding Taxes
Payments to certain foreign entities of dividends on and, subject to the discussion below, the gross proceeds of dispositions of common stock of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under applicable Treasury Regulations, this withholding tax currently applies to payments of dividends on our common stock, although under proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending their finalization), no withholding will apply to payments of gross proceeds from a sale or other disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. holders should consult their tax advisers regarding the possible implications of this withholding tax on their investment in our common stock
Federal Estate Tax
Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that our common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING
The selling shareholders are offering the shares of common stock described in this prospectus supplement through an underwriter. J.P. Morgan Securities LLC is acting as the sole underwriter of this offering. We and the selling shareholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock listed opposite its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	20,041,646
Total	20,041,646
The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to the approval of legal matters by counsel and to other conditions. Subject to the terms of the underwriting agreement, the underwriter is obligated to purchase all the shares of common stock offered by the selling shareholders if it purchases any shares.
We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share. After the offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriter.
Underwriting Discount and Expenses
The following table shows the underwriting discount that the selling shareholders are to pay to the underwriter in connection with this offering.
Paid by the Selling Shareholders
Per Share	$
Total	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $   .
Lock-Up
We have agreed that, for a period of 30 days from the date of this prospectus supplement (the “restricted period”), we will not, directly or indirectly, without the prior written consent of J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriter, other than the shares to be sold in this offering.
The restrictions described above do not apply to (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of

RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering and described in this prospectus supplement; or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
In addition, the selling shareholders (such persons, the “Lock-Up Parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each Lock-Up Party, with limited exceptions, for a period of 30 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such Lock-Up Party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “Lock-Up Securities”); (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities; or (iv) publicly disclose the intention to do any of the foregoing.
Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.
The restrictions described in the immediately preceding two paragraphs and contained in the lock-up agreements between the underwriter and the Lock-Up Parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of Lock-Up Securities: (i) as a bona fide gift or gifts, charitable contribution or for bona fide estate planning purposes, (ii) by will, testamentary document or intestate succession, (iii) to any immediate family of the undersigned or any trust for the direct or indirect benefit of the Lock-Up Party or any immediate family member, or if the Lock-Up Party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the Lock-Up Party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the Lock-Up Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members, partners or shareholders of the Lock-Up Party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of Lock-Up Securities acquired in open market transactions on or after the closing date of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our Board and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph, (xii) as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction and (xiii) where the proceeds of such transfers are to be used to pay estimated tax liabilities in connection with a scheduled vesting or settlement of restricted stock units; (b) exercise of the options, settlement of restricted stock units or other equity awards, or exercise of warrants granted pursuant to plans or agreements described in in this prospectus supplement, provided that any Lock-Up Securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) establishment by Lock-Up Parties of trading plans pursuant to Rule 10b5-1 under the Exchange Act, provided that such plans do not provide for the transfer of Lock-Up Securities during the restricted period and no filing by any party under the Exchange Act or other public announcement will be required or made voluntarily in connection with such trading plan; and (e) if applicable to the Lock-Up Parties, sales of the Lock-Up Securities to be sold by the Lock-Up Parties pursuant to the terms of the underwriting agreement.
The underwriter, in its sole discretion, may release the securities subject to any of the lock-up agreements described above, in whole or in part at any time.
Listing
Our common stock is listed on the NYSE under the symbol “LB.”
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Electronic Distribution
A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members, if any, that may make Internet distributions on the same basis as other allocations.

Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have in the past performed, and may in the future perform, various financial advisory, investment banking and commercial banking services from time to time for us and our respective affiliates in the ordinary course of business for which they have received or will receive customary fees and reimbursement of expenses. The underwriter is acting as the representative of the several initial purchasers in an offering of senior notes by Victoria’s Secret in connection with the Separation, the underwriter or an affiliate of the underwriter is providing advisory services in connection with the Separation and the underwriter or an affiliate of the underwriter is expected to be a lender and agent under other debt financing arrangements to be entered into in connection with the Separation.
Selling Restrictions
Other than in the United States, no action has been taken by us, the selling shareholders or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
The underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom (the “UK”).
In relation to the UK, no shares have been offered or will be offered, pursuant to this offering, to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the UK at any time under the following exemptions:
(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
(c)	in any other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in the UK to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the UK within the meaning of the FSMA.
Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as a basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale.
Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement has not been reviewed, approved or licensed by or registered with the Central Bank of the United Arab Emirates (the “Central Bank”), the Emirates Securities and Commodities Authority (the “SCA”) or any other licensing authority in the United Arab Emirates (the “UAE”, which includes each of the free zones established and operating in the UAE such as the DIFC and the Abu Dhabi Global Market (the “ADGM”)), including the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the DIFC, or the Financial Services Regulatory Authority (the “FSRA”), a regulatory authority of the ADGM.
This prospectus supplement is not intended to and does not constitute an offer, sale or delivery of shares or other securities in the UAE except to the extent that it is an Exempt Offer in the DIFC only in accordance with “—Notice to Prospective Investors in the Dubai International Financial Centre” above and the shares may not be offered or sold, directly or indirectly in the UAE other than as an Exempt Offer into the DIFC only. This prospectus supplement does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law (Federal Law No. 2 of 2015) (as amended) or otherwise and further does not constitute an offer or promotion in the UAE in accordance with SCA board of directors decision No. 3 (/R.M.) of 2017 Concerning the Organization of Promotion and Introduction (whether by a foreign issuer, as defined therein, or otherwise).
No marketing of the shares has been, or will be, made from within the UAE and no marketing of the shares has been, or will be, made to the UAE or any person within it other than in compliance with the laws of the UAE (including any decisions of the Central Bank or the SCA or its board of directors or chairman) and no subscription for any securities may be consummated within the UAE other than pursuant to an Exempt Offer into the DIFC only.
This prospectus supplement may not be distributed to or within and no marketing of the shares has been or will be made to or within the ADGM or the DIFC or to any person within them other than pursuant to an Exempt Offer into the DIFC only. No offer or invitation to subscribe for shares is valid or permitted from any person in the ADGM or the DIFC other than pursuant to an Exempt Offer into the DIFC only.
This prospectus supplement is not intended to constitute a financial promotion, offer, sale or delivery of shares or other securities under the ADGM’s Financial Services and Markets Regulations 2015 (as amended) (the “Markets Regulations”) or under the Markets Rules (the “ADGM Markets Rules”) of the FSRA or any other laws and regulations of the ADGM. This prospectus supplement and the issue or transfer of any securities related to it have not been approved or licensed by the FSRA, and do not constitute an offer of securities in the ADGM in accordance with the Markets Regulations or the ADGM Markets Rules or any other laws and regulations of the ADGM.
Notice to Prospective Investors in Australia
This prospectus supplement:
•	does not constitute a prospectus or other disclosure document, as defined under the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, as a prospectus or other disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a prospectus or other disclosure document for the purposes of the Corporations Act;

•	does not permit an offering in circumstances that would require disclosure under Part 6D.2 of the Corporations Act; and
•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor. To the extent that you are unable to represent or warrant that you are an Exempt Investor, any offer made to you under this prospectus supplement is void and incapable of acceptance.
As any offer of shares under this document will be made without disclosure in Australia under the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under other provisions of the Corporations Act, require disclosure to investors if none of the exemptions in section 708 of the Corporations Act applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign, or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC. Before any such offer, transfer, assignment, or alienation of those shares, you should obtain your own independent legal advice, as a non-compliant offer, transfer, assignment or alienation of those shares may attract liability.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person “resident” in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the shares has been, may be or will be issued or has been, may be or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares of common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Saudi Arabian Capital Market Authority (“CMA”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

LEGAL MATTERS
Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cravath, Swaine & Moore LLP.
EXPERTS
The consolidated financial statements of L Brands, Inc. appearing in L Brands, Inc.’s Annual Report (Form 10-K) for the year ended January 30, 2021, and the effectiveness of L Brands, Inc.’s internal control over financial reporting as of January 30, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information of L Brands, Inc. for the thirteen-week periods ended May 1, 2021 and May 2, 2020, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated June 3, 2021 and June 3, 2020 respectively, included in L Brands, Inc.’s Quarterly Reports on Form 10-Q for the periods then ended, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS
L BRANDS, INC.
COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS
This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may sell from time to time in one or more offerings. The debt securities may be guaranteed by one or more subsidiaries identified in this prospectus on terms to be determined at the time of an offering. This prospectus will allow us to issue securities over time.
We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “LB.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.
The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2019
In this prospectus the terms “L Brands,” “we,” “us,” “our” and the “Company” refer to L Brands, Inc.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provided no assurance as to the reliability or, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC. Such reports and other information filed by us may be inspected and copied at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. For further information about the public reference room, call 1-800-SEC-0330. The SEC also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, and such website is located at http://www.sec.gov.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
L Brands, Inc.
Investor Relations Department
Three Limited Parkway
Columbus, Ohio 43230
INCORPORATION OF DOCUMENTS BY REFERENCE
This document incorporates by reference the documents set forth below. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus:
•	Annual Report on Form 10-K for the year ended February 3, 2018;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended May 5, 2018, August 4, 2018 and November 3, 2018;
•
Current Reports on Form 8-K filed on May 17, 2018, June 1, 2018, June 14, 2018, August 23, 2018 (with respect to Item 9.01 only), September 17, 2018, November 19, 2018, (with respect to Items 8.01 and 9.01 only), December 17, 2018, January 10, 2019 (with respect to Item 2.05 only) and as furnished on May 11, 2018 (with respect to Items 2.02 and 7.01 only), May 23, 2018 (with respect to Items 2.02 and 7.01 only), August 10, 2018 (with respect to Items 2.02 and 7.01 only), August 23, 2018 (with respect to Items 2.02 and 7.01 only), November 9, 2018 (with respect to Items 2.02 and 7.01 only), November 19, 2018 (with respect to Items 2.02 and 7.01 only), January 10, 2019 (with respect to Items 2.02 and 7.01 only); and

•	Definitive Proxy Statement on Form 14A filed on April 5, 2018.

FORWARD-LOOKING STATEMENTS
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus or otherwise made by our company or our management:
•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;
•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•	our ability to grow through new store openings and existing store remodels and expansions;
•	our ability to successfully expand internationally and related risks;
•	our independent franchise, license and wholesale partners;
•	our direct channel businesses;
•	our ability to protect our reputation and our brand images;
•	our ability to attract customers with marketing, advertising and promotional programs;
•	our ability to protect our trade names, trademarks and patents;
•	the highly competitive nature of the retail industry and the segments in which we operate;
•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•	political instability, significant health hazards, environmental hazards or natural disasters;
•	duties, taxes and other charges;
•	legal and regulatory matters;
•	volatility in currency exchange rates;
•	local business practices and political issues;
•	potential delays or disruptions in shipping and transportation and related pricing impacts;
•	disruption due to labor disputes; and
•	changing expectations regarding product safety due to new legislation;
•	our geographic concentration of vendor and distribution facilities in central Ohio;
•	fluctuations in foreign currency exchange rates;
•	stock price volatility;
•	our ability to pay dividends and related effects;
•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;
•	our ability to retain key personnel;
•	our ability to attract, develop and retain qualified associates and manage labor-related costs;
•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•	fluctuations in product input costs;
•	our ability to adequately protect our assets from loss and theft;
•	fluctuations in energy costs;
•	increases in the costs of mailing, paper and printing;
•	claims arising from our self-insurance;
•	our ability to implement and maintain information technology systems and to protect associated data;
•	our ability to maintain the security of customer, associate, third-party or company information;
•	our ability to comply with regulatory requirements;
•	legal and compliance matters; and
•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
L BRANDS, INC.
L Brands, Inc., through Victoria’s Secret, PINK and Bath & Body Works, is an international company. We operate company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China (China and Hong Kong), and our brands are sold in franchised locations worldwide. Our products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.
L Brands, Inc. was re-incorporated as The Limited, Inc. under the laws of Delaware in 1982 and changed its name to L Brands, Inc. in March 2013. Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is 614-415-6400, option #1. Internet users can obtain information about L Brands at www.lb.com. However, the information on our website, the Victoria’s Secret website and the Bath & Body Works website is not a part of this prospectus.
THE GUARANTORS
L Brands, Inc. is a holding company and its most significant assets are the stock of its subsidiaries. The guarantors of the debt securities offered hereunder may include the following companies, each of which is a direct or indirect subsidiary of L Brands, Inc.:
•	Bath & Body Works Brand Management, Inc.
•	Bath & Body Works Direct, Inc.
•	Bath & Body Works, LLC
•	beautyAvenues, LLC
•	Intimate Brands, Inc.
•	Intimate Brands Holding, LLC
•	L Brands Direct Fulfillment, Inc.
•	L Brands Service Company, LLC

•	L Brands Store Design & Construction, Inc.
•	La Senza, Inc.
•	Mast Industries, Inc.
•	Victoria’s Secret Direct Brand Management, LLC
•	Victoria’s Secret Stores Brand Management, Inc.
•	Victoria’s Secret Stores, LLC
RISK FACTORS
Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” beginning of page 5 of our Annual Report on Form 10-K filed for the year ended February 3, 2018, which is incorporated by reference into this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.
USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which could include capital expenditures, dividends and share repurchases.

DESCRIPTION OF CAPITAL STOCK
The following description of the terms of our capital stock is not meant to be complete and is qualified by reference to our restated certificate of incorporation (“certificate of incorporation”) and our amended and restated bylaws (“bylaws”), copies of which have been filed with the SEC and are incorporated herein by reference, and applicable provisions of law. See “Where You Can Find More Information.”
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock with $0.50 par value and 10,000,000 shares of preferred stock with $1.00 par value. Neither class of capital stock has preemptive or preferential rights of subscription for any shares of our common stock or other securities.
On January 5, 2019, there were approximately 275 million outstanding shares of our common stock and no outstanding shares of our preferred stock. On January 5, 2019, there were employee stock options and restricted stock awards outstanding to issue approximately 13 million shares of our common stock.
Common Stock
The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable. There are no restrictions on the alienability of shares of our common stock, and there are no sinking fund provisions for the redemption or purchase of shares of our common stock. The rights of holders of shares of our common stock may be modified by the rights of holders of preferred stock, amendments to our certificate of incorporation and Delaware corporate law.
Our common stock is listed on the New York Stock Exchange under the symbol “LB.”
Voting Rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividend Rights
Subject to the rights of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.
Rights upon Liquidation or Dissolution
In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.
Preferred Stock
Serial Preferred Stock
Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of preferred stock without any further approval from our shareholders. Preferred stock may be issued in one or more series, with such designations of titles, number of shares to comprise each series, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding-up of L Brands, Inc., any sinking fund provisions, any conversion provisions, any voting rights and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions as shall be set forth as and when established by our Board of Directors.
The shares of any series of serial preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.

Blank Check Preferred Stock
Under our certificate of incorporation, our Board of Directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, our Board of Directors could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of L Brands, Inc. by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of L Brands, Inc. without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.
Certain Anti-Takeover Effects
Classified Board
Our certificate of incorporation provides that our Board of Directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors are elected each year. The holders of preferred stock may be granted the right to elect a specified number of directors without any vote of the holders of shares of our common stock. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than six or more than fifteen directors.
Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any such nomination, if not made by the Board of Directors, must be made by notice in writing to our Secretary and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of our stock that are beneficially owned by each such nominee. Such notice must be delivered or mailed by first class U.S. mail, postage prepaid, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors unless less than 21 days’ notice of the meeting is given to shareholders, in which case the notice must be so delivered or mailed not later than the seventh day following the day on which notice of the meeting was mailed to shareholders.
Removal of Directors
Under the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause and only by the holders of a majority of the shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Subject to certain exceptions with respect to directors who may, in certain circumstances, be elected by holders of shares of preferred stock, voting as a class, our certificate of incorporation and bylaws provide that directors may be removed only (i) for cause, (ii) at an annual meeting or special meeting of shareholders called for that purpose and upon the affirmative vote of the holders of at least 75% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if the number of directors voting would not constitute a quorum.
Supermajority Provisions
The DGCL provides that a certificate of incorporation may be amended by a majority of shares entitled to vote thereon, unless the certificate of incorporation otherwise provides or the amendment relates to a provision requiring a greater vote. generally that the affirmative vote of the holders of a majority of the outstanding shares of a company’s common stock entitled to vote is required to amend a company’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 75% or more of the votes of the outstanding shares of our common stock entitled to vote thereon:
•	amendment of bylaws by shareholders;
•	classified board;
•	the requirement that shareholder action be taken at annual or special meetings;
•	the requirement for a 75% vote in certain mergers and other corporate reorganizations and dissolution;
•	certain matters to be considered by the Board of Directors in evaluating certain offers by third parties; and
•	restrictions on removal of directors.
Our certificate of incorporation grants our Board of Directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation.
Certain Business Combinations and Transactions
Our certificate of incorporation provides that the affirmative vote of 75% or more of the outstanding shares of our common stock entitled to vote thereon is required for the approval of any proposal of certain business transactions with related corporations. A “related corporation” is any corporation that, along with its affiliates, singly or in the aggregate, directly or indirectly the beneficial owners of more than 5% of the outstanding shares of any class of stock entitled to vote in the election of directors (the “Voting Shares”).
This provision does not apply to a reorganization approved by the Board of Directors prior to acquisition of the beneficial ownership of 5% of the outstanding shares by the other corporation or its affiliates, nor would it apply to a reorganization with one of our subsidiaries having substantially identical charter provisions or a reorganization with a party (or an affiliate of a party) who is a 10% beneficial owner at the time of the merger.
Our certificate of incorporation provides that certain business combinations with any entity that beneficially owns 20% or more of the Voting Shares (an “Interested Person”) will require for its approval the affirmative vote of 75% or more of the Voting Shares held by stockholders other than the Interested Person.
This provision does not apply if two-thirds of the disinterested directors approved either the business combination or the acquisition of the Voting Shares which caused the Interested Person to own 20% or more of the Voting Shares. This provision also does not apply to any business combination where two-thirds of the disinterested directors determine the consideration per share to be received by holders of the Voting Shares in connection with the business combination to be not less than the highest price per share paid by the Interested Person in acquiring the Voting Shares.
Delaware Business Combination Statute
Section 203 of the DGCL is applicable to us and restricts certain transactions and “business combinations” between a corporation and a 15% stockholder for a period of three years after the date of the transaction in which the stockholder acquires 15% or more of the company’s outstanding stock unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Registrar and Transfer Agent
A register of holders of our shares of common stock is maintained by American Stock Transfer, who serves as registrar and transfer agent.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of a depositary agreement and the related depositary receipts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any depositary agreement and the related depositary receipts that we may offer under this prospectus, we will describe the particular terms of any depositary agreement and the related depositary receipts in more detail in the applicable prospectus supplement. The terms of any depositary agreement and the related depositary receipts offered under a prospectus supplement may differ from the terms described below.
We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering.
We will describe the material terms of the depositary agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities and any related guarantees that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities and related guarantees that we may offer under this prospectus, we will describe the particular terms of any debt securities and related guarantees in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.
We will issue senior debt securities under an indenture entered into between us and U.S. Bank National Association, as trustee (the “Senior Debt Indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and U.S. Bank National Association, as trustee (the “Subordinated Debt Indenture”). Copies of each indenture are filed as exhibits to the registration statement to which this prospectus relates. The following summary of the indentures does not purpose to be complete and is subject to, and qualified in its entirety by reference to, the indentures. Numerical references in parentheses below are to sections in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, we intend that these sections or defined terms shall be incorporated herein by reference.
General
The debt securities will be unsecured general obligations of L Brands, Inc. and will constitute either senior or subordinated debt of L Brands, Inc. If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors named therein. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.
As a holding company, our principal source of funds is dividends and advances from subsidiaries. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that L Brands, Inc. may itself be a creditor with allowable claims against the subsidiary.
Each indenture provides that debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture, officers’ certificate or resolution of our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of L Brands, Inc. duly authorized by the Board of Directors for this purpose.
Each indenture provides L Brands, Inc. with the ability to “reopen” a previous issue of a series of debt securities and to issue additional debt securities of such series. The indentures do not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with it or that may otherwise be issued by us or any of our subsidiaries. (Sections 301 and 1301)
The indentures do not contain any covenants or provisions that would afford holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring or similar transaction.
You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and denominations of the debt securities;

•	the price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;
•	the date or dates of maturity;
•
the currency or currencies in which the relevant debt securities are being sold and in which the principal of, premium if any, or interest on these debt securities will be payable and, if the holders of any of these debt securities may elect the currency in which payments according to such debt securities are to be made, the manner of the election;

•	the annual rate or rates (which may be fixed, variable or zero) at which the relevant debt securities will bear interest;
•	the date from which the interest on the relevant debt securities will accrue, the dates on which this interest will be payable and the date on which payment of this interest will commence;
•
provisions relating to the deferral of interest payments or extension of interest payments on the subordinated debt securities, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to the obligations of the Company or limitations on claims of holders with respect to deferred interest;

•
if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which these amounts shall be determined;

•
if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which this amount shall be determined;

•
the dates on which and the price or prices at which the relevant debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any optional redemption or required repayment;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•
whether the subordinated debt securities will be convertible or exchangeable into shares of common stock or preferred stock, or any of our other capital stock, or any capital stock of any other issuer, cash, or any other property, or any combination of the foregoing, the terms on which such subordinated debt securities are convertible and any requirements relating to the reservation of such shares of common stock or preferred stock for purposes of conversion;

•	any listing of debt securities on any securities exchange;
•
whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	the terms of any debt warrants offered together with the relevant debt securities; and
•	any other specific terms of or matters relating to the relevant debt securities.
The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “Global Securities.” Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple of this amount. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations. (Sections 301 and 302)

Holders of debt securities (other than global securities) may present them for transfer (with the form of transfer endorsed thereon duly executed) or exchange for other debt securities of the same series at the office of any transfer agent or such other agency as may be designated by L Brands, Inc. without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305)
Global Securities
The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by a depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 303) The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Limitations on Liens under the Senior Debt Indenture
We have agreed under the Senior Debt Indenture that we will not, and will not permit any subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of voting stock (as defined below) of any significant subsidiary (as defined below), whether such voting stock is now owned or is hereafter acquired, without providing that each series of senior debt securities issued under such indenture (together with, if we shall so determine, any other indebtedness or obligations of L Brands, Inc. or any subsidiary ranking equally with such senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of voting stock of any corporation at the time it becomes a significant subsidiary. (Section 504)
The term “subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by us or one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101)
The term “significant subsidiary” means a subsidiary (treated for purposes of this definition on a consolidated basis together with its subsidiaries) which meets any of the following conditions:
•	our and our other subsidiaries’ investments in, and advances to, the subsidiary exceed 10% of the consolidated total assets as of the end of the most recently completed fiscal year;
•
our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of the consolidated total assets as of the end of the most recently completed fiscal year; or

•
our and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds 10% of such consolidated income for the most recently completed fiscal year. (Section 504)

The term “voting stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation; provided that capital stock that carries only a conditional right to vote upon the occurrence of an event shall not be considered voting stock, whether or not such event shall have occurred. (Section 504)
Limitations on Consolidations, Mergers and Sales of Assets
We have agreed under each indenture not to consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all our assets to another corporation, unless:
•
either L Brands, Inc. is the continuing corporation or the successor corporation (if other than L Brands, Inc.) expressly assumes the obligations of the debt securities (in which case, except in the case of such a lease, we will be discharged from such obligations); and

•
immediately after the merger, consolidation, sale or lease, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the applicable indenture. (Sections 505 and 1401 of the Senior Debt Indenture and Section 801 of the Subordinated Debt Indenture).

Subordinated Debt
With respect to the subordinated debt securities, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities), or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.
If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities) or to acquire any of the subordinated debt securities for cash, property or otherwise.
If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the period commencing on the date of receipt of such default notice by the trustee and ending 179 days thereafter, neither we nor any other person on our behalf will:
•
make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities); or

•	acquire any of the subordinated debt securities for cash, property or otherwise.
Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).
As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness” means:
(1)
the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed, (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party and (c) guarantees of any of the foregoing;

(2)	all of our capital lease obligations;
(3)
all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;
(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us; and
(7)
any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and (i) any such other securities to be issued by us in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the subordinated debt securities, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business and (iii) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the subordinated debt securities.
Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee for any of the holders.
“Permitted junior securities” means:
•	our capital stock; or
•
debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness that are subordinated to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated to the senior indebtedness under the indenture.

“Designated senior indebtedness” means any senior indebtedness the principal amount of which is at least $20.0 million or more at the time we designate such senior indebtedness as designated senior indebtedness in a writing delivered to the trustee.
Subsidiary Guarantees
Each prospectus supplement or term sheet will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.
If so provided in a prospectus supplement or term sheet, the debt securities issued under the Senior Debt Indenture will be guaranteed (each such guarantee being referred to as a “Senior Subsidiary Guarantee”), on a joint and several senior unsecured basis. If so provided in a prospectus supplement or term sheet, the debt securities issued under the Subordinated Debt Indenture will be guaranteed (each such guarantee being referred to as a “Subordinated Subsidiary Guarantee,” and together with the Senior Subsidiary Guarantee, the

“Subsidiary Guarantee”), on a joint and several subordinated unsecured basis. As of the date of this prospectus, the guarantors consist of the following subsidiaries: Bath & Body Works Brand Management, Inc.; Bath & Body Works Direct, Inc.; Bath & Body Works, LLC; beautyAvenues, LLC; Intimate Brands, Inc.; Intimate Brands Holding, LLC; L Brands Direct Fulfillment, Inc.; L Brands Service Company, LLC; L Brands Store Design & Construction, Inc.; La Senza, Inc.; Mast Industries, Inc.; Victoria’s Secret Direct Brand Management, LLC; Victoria’s Secret Stores Brand Management, Inc. and Victoria’s Secret Stores, LLC. The obligations of a guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent the obligations of such guarantor under its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Modification of the Indentures
Each indenture contains provisions permitting us and the trustee, without the consent of the holders of debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under each indenture by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of each series which are affected thereby, to modify each indenture or any supplemental indenture or the rights of the holders of the debt securities of such series to be affected, provided that no such modification will:
•
extend the fixed maturity of any debt securities, reduce the rate or extend the time of payment of interest thereon (except for any deferral of interest permitted pursuant to Section 3.01), reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of original issue discount securities payable on any date, change the coin or currency in which principal of or any premium or interest on any debt securities is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each debt security so affected;

•
reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification or for the waiver of past default in the case of subordinated debt securities, without the consent of the holders of all debt securities of such series then outstanding;

•	with respect to the subordinated debt securities, modify any provision of Section 606, 1302 or Section 506 of the Subordinated Debt Indenture; or
•	modify without the written consent of the trustee the rights, duties or immunities of the trustee. (Sections 1301 and 1302)
Defaults
The Senior Debt Indenture provides that events of default with respect to any series of debt securities will be:
•	default for 30 days in payment of interest upon any debt security of such series;
•	default in payment of principal (other than a sinking fund installment) or premium, if any, on any debt security of such series;
•	default for 30 days in payment of any sinking fund installment when due by the terms of the debt securities of such series;
•
default, for 90 days after notice, in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series); and

•	certain events of bankruptcy or insolvency. (Section 601)
The Subordinated Debt Indenture provides that the failure to pay deferred interest on any subordinated debt securities for a period of 30 days after the conclusion of any permitted deferral period constitutes an event of default. (Section 601)
Additional events of default may be applicable to a series of debt securities if so provided in the supplemental indenture or board resolution applicable to such series. The prospectus supplement will describe any such additional events of default. If an event of default with respect to debt securities of any series should occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding may declare each debt security of that series due and payable. (Section 602) We will be required to file annually with the trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year. (Section 506 of the Senior Debt Indenture and Section 505 of the Subordinated Debt Indenture)
No event of default with respect to a single series of debt securities issued under each indenture (and under or pursuant to any supplemental indenture or board resolution) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 602)
Satisfaction and Discharge of the Indentures
At our request, an indenture will be cancelled by the trustee and the guarantees will be discharged if all sums due to the trustee under such indenture have been paid in full and:
•	all debt securities previously issued under such indenture have been cancelled or delivered to the trustee for cancellation;
•
the principal of, and premium, if any, and the amounts due upon conversion or exchange of, if applicable, and interest on, all debt securities issued under such indenture then outstanding have been paid in full; or

•
funds have been deposited with the trustee at the maturity of the debt securities sufficient to pay in full the principal of, and premium, if any, and interest on all debt securities then outstanding. (Sections 1101 and 1102)

Defeasance
If so described in a prospectus supplement relating to debt securities of a specific series, we may discharge our indebtedness and obligations, together with the obligations of the guarantors, or terminate certain of our obligations under the relevant indenture with respect to the debt securities of such series by depositing funds or obligations issued or guaranteed by the United States with the trustee. (Sections 1103 and 1104)
Concerning the Trustee
U.S. Bank National Association will be the trustee under each indenture. We have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Subject to the terms of each indenture, the holders of a majority in principal amount of the securities issued and outstanding under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee.
In case an event of default occurs, and is continuing under either indenture and is actually known to a responsible officer of the trustee, the trustee will exercise such of the rights and powers vested in it by the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under either indenture at the request of any of the holders of securities issued under such indenture (including the subordinated debt securities) unless they will have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF WARRANTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect to which this prospectus is being delivered:
•	the title and aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	if applicable, the provisions for changes to or adjustments in the exercise price of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. Federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. The terms of any purchase contracts offered under a prospectus supplement may differ from the terms described below.
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or
•	commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.
Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either one or more of the indentures.
DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock and shares of common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities, separately or together in units, in several ways, including:
•	through underwriters or dealers;
•	through agents; or
•	directly to a limited number of purchasers or to a single purchaser.
The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to L Brands, Inc. from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Any underwriters, broker-dealers and agents that participate in the distribution of such securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Act. We anticipate that any underwriting agreement pertaining to any such securities will:
•
entitle the underwriters to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and
•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.
Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.
Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.
Our common stock is listed on the New York Stock Exchange under the symbol “LB.”
Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in or engage in stabilization activities for the securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
LEGAL OPINIONS
Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Davis Polk &Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of L Brands, Inc. appearing in L Brands, Inc.’s Annual Report (Form 10-K) for the year ended February 3, 2018, and the effectiveness of L Brands, Inc.’s internal control over financial reporting as of February 3, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of L Brands, Inc. and subsidiaries for the thirteen week periods ended May 5, 2018 and April 29, 2017, the thirteen and twenty-six week periods ended August 4, 2018 and July 29, 2017, and the thirteen and thirty-nine week periods ended November 3, 2018 and October 28, 2017, all of which are incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated June 7, 2018, September 7, 2018 and December 4, 2018, respectively, included in the L Brands, Inc. Quarterly Reports on Form 10-Q for the periods then ended, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

20,041,646 Shares

L BRANDS, INC.

Common Stock

J.P. Morgan